Exhibit 99.1

Startek Reports First Quarter 2021 Financial Results

-  Demand Strength and Operational Momentum Drive Continued Growth Across Net Revenue, Adjusted EBITDA and Adjusted Net Income -

GREENWOOD VILLAGE, CO – May 10, 2021 - Startek, Inc. (NYSE:SRT) ("Startek" or the "Company"), a global provider of customer experience management solutions, is reporting financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights ($ in millions, excl. margin items)

	Q1 2021	Q4 2020	Q1 2020
Net Revenue	$163.1	$174.5	$160.9
Gross Profit	$24.7	$30.9	$20.1
Gross Margin	15.1%	17.7%	12.5%
SG&A Expenses	$14.2	$15.3	$17.3
Net Loss[1]	$(12.2)	$(7.6)	$(26.6)
Adjusted Net Income/(Loss)[2], [3]	$1.7	$8.8	$(1.0)
Adjusted EBITDA[3]	$18.0	$23.3	$10.5

[1] Reflects net loss attributable to Startek shareholders.

[2] Reflects Adjusted net income (loss) attributable to Startek shareholders.

[3] Refer to the note below about Non-GAAP financial measures.

Management Commentary

“Our first quarter results demonstrate the continued benefits of the operational improvements and efficiencies we implemented throughout last year,” said Aparup Sengupta, Executive Chairman and Global CEO of Startek. “Even though Q1 typically represents a seasonally soft period for our business, we generated year-over-year growth across all financial metrics. In addition to an increase in net revenue, we generated strong expansion across gross profit, gross margin and adjusted EBITDA, which also benefitted from continued grants from some governments during the quarter. We expect our commitment to prudent cost management and flexibly supporting our global client base to propel our progress through the remainder of the year.

“With certain geographies still heavily impacted by the pandemic, as well as the uneven pace of recovery and vaccine access around the world, we have focused on keeping our agents safe while flexibly addressing our clients’ evolving needs. About 65% of our global team is currently working remotely, and we have diligently ensured that they have the resources they need to complete their work. We have continued to optimize the Startek Cloud platform through integrating additional cloud computing, IT service management and automation services, further enhancing the seamlessness of our operations. With these enhanced capabilities, we have improved the flexibility and resilience of our platform, with greater elasticity in how we manage our workforce across our geographies.

“While e-commerce tailwinds are not as heightened as they were during last quarter’s holiday season, they still served as a source of strength for us throughout the first quarter. This is in conjunction with the growth we generated across our healthcare, cable and media verticals, including our recent work to support COVID-19 assistance programs in the United States. The strong start to the year has positioned us to deliver robust growth in the current fiscal year.

“As we look to the rest of 2021, we will keep working to advance our operational momentum through driving additional efficiencies and innovation throughout our organization. We also plan on being at the forefront in supporting government efforts to quell the effects people around the globe are experiencing from COVID-19, which we take lot of pride in. Our thoughts remain with everyone in India and around the world who is contending with the ongoing economic and health impacts of the global pandemic.”

First Quarter 2021 Financial Results

Net revenue in the first quarter increased to $163.1 million compared to $160.9 million in the year-ago quarter. The increase was driven by continued client demand strength, particularly within the Company’s e-commerce, healthcare, cable and media verticals. On a constant currency basis, net revenue increased 2.3% compared to the year-ago quarter.

Gross profit in the first quarter increased 23% to $24.7 million compared to $20.1 million in the year-ago quarter. Gross margin increased 260 basis points to 15.1% compared to 12.5% in the year-ago quarter. The increase was primarily driven by the aforementioned strength within Startek’s client base, including a greater revenue mix from high-margin verticals. The margin expansion was also aided by grants received in the first quarter.

Selling, general and administrative (SG&A) expenses in the first quarter decreased to $14.2 million compared to $17.3 million in the year-ago quarter. As a percentage of revenue, SG&A improved 200 basis points to 8.7% compared to 10.7% in the year-ago quarter as a result of the ongoing cost reductions the Company has implemented over the past several quarters and in response to COVID-19.

Net loss attributable to Startek shareholders in the first quarter improved to $12.2 million or $(0.30) per share, compared to a net loss of $26.6 million or $(0.69) per share in the year-ago quarter. Net loss in the first quarter of 2021 reflects a one-time charge related to expenses associated with the debt refinancing the Company completed in February 2021.

Adjusted net income* in the first quarter improved to $1.7 million or $0.04 per diluted share, compared to an adjusted net loss* of $1.0 million or $(0.02) per share in the year-ago quarter.

Adjusted EBITDA* in the first quarter increased 72% to $18.0 million compared to $10.5 million in the year-ago quarter. The increase was primarily driven by the aforementioned revenue growth and margin expansion and cost reductions.

On March 31, 2021, cash and restricted cash increased to $64.6 million[1] compared to $50.6 million  at December 31, 2020. The increase was largely driven by improved working capital this quarter relative to previous quarters. Total debt at March 31, 2021 was $172.8 million compared to $136.0 million at December 31, 2020, and net debt at March 31, 2021 was $108.1 million[2]  compared to $85.4 million at December 31, 2020. The increase primarily reflects the use of proceeds of the refinancing to repay in full the previous senior debt facility and to also make the investment in CSS.

*A non-GAAP measure defined below.

Conference Call and Webcast Details

Startek management will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results. The conference call will be followed by a question and answer period.

Date: Monday, May 10, 2021

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (844) 239-5283

International dial-in number: (574) 990-1022

Conference ID: 4684167

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at www.startek.com.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern time on the same day through May 17, 2021.

Toll-free replay number: (855) 859-2056

International replay number: (404) 537-3406

Replay ID: 4684167

[1] Cash balance excluding restricted cash as at March 31, 2021 amounted to $57.7 million as compared to $44.5 million as at December 31, 2020.

[2] Net debt excluding restricted cash balance at March 31, 2021 was $115.1 million compared to $91.5 million at December 31, 2020.

About Startek

Startek is a global provider of tech-enabled business process management solutions. The company provides omni-channel customer experience, digital transformation, and technology services to some of the finest brands globally. Startek is committed to impacting clients’ business outcomes by focusing on enhancing customer experience and digital & AI enablement across all touch points and channels. Startek has more than 42,000 CX experts spread across 46 delivery campuses in 13 countries. The company services over 220 clients across various industries such as Banking and Financial Services, Insurance, Technology, Telecom, Healthcare, Travel & Hospitality, Ecommerce, Consumer Goods, Retail, and Energy & Utilities. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (SEC) on March 15, 2021, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Cody Cree or Jackie Keshner

Gateway Investor Relations

(949) 574-3860

SRT@gatewayir.com

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	163,495	161,177
Warrant contra revenue	(425)	(278)
Net Revenue	$163,070	$160,899
Cost of services	(138,383)	(140,841)
Gross profit	$24,687	$20,058

Selling, general and administrative expenses	(14,171)	(17,255)
Impairment losses and restructuring/exit cost	(1,898)	(24,322)
Operating income / (loss)	$8,618	$(21,519)

Share of loss of equity-accounted investees	(14)	(8)
Interest expense, net	(13,769)	(3,506)
Exchange gain / (loss), net	212	1,928
Loss before income taxes	$(4,953)	$(23,105)
Income tax expense	(4,902)	(2,876)
Net loss	$(9,855)	$(25,981)

Net income / (loss)
Net income attributable to non-controlling interests	2,300	576
Net loss attributable to Startek shareholders	(12,155)	(26,557)

Net loss per common share - basic and diluted	(0.30)	(0.69)

Weighted average common shares outstanding - basic and diluted	40,592	38,528

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss	$(9,855)	$(25,981)
Net income attributable to non-controlling interests	2,300	576
Net loss attributable to Startek shareholders	(12,155)	(26,557)

Other comprehensive (loss) / income, net of taxes:
Foreign currency translation adjustments	(1,092)	(4,392)
Change in fair value of derivative instruments	8	(672)
Pension amortization	(384)	396
Other comprehensive loss	$(1,468)	$(4,668)

Other comprehensive (loss) / income, net of taxes
Other comprehensive (loss) / income attributable to non-controlling interests	(69)	163
Other comprehensive loss attributable to Startek shareholders	(1,399)	(4,831)
	$(1,468)	$(4,668)
Comprehensive (loss) / income
Comprehensive income attributable to non-controlling interests	2,231	739
Comprehensive loss attributable to Startek shareholders	(13,554)	(31,388)
	$(11,323)	$(30,649)

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	57,665	44,507
Restricted cash	6,981	6,052
Trade accounts receivable, net	69,712	83,560
Unbilled revenue	57,530	49,779
Prepaid and other current assets	12,328	14,542
Total current assets	$204,216	$198,440

Non-current assets
Property, plant and equipment, net	34,353	34,225
Operating lease right-of-use assets	65,396	69,376
Intangible assets, net	97,879	100,440
Goodwill	183,397	183,397
Investment in equity-accounted investees	25,096	111
Deferred tax assets, net	4,042	5,294
Prepaid expenses and other non-current assets	16,605	13,370
Total non-current assets	$426,768	$406,213
Total assets	$630,984	$604,653

Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payables	14,457	20,074
Accrued expenses	58,026	57,118
Short term debt	5,230	15,505
Current maturity of long term debt	2,412	2,180
Current maturity of operating lease obligation	18,724	19,327
Other current liabilities	45,130	39,987
Total current liabilities	$143,979	$154,191

Non-current liabilities
Long term debt	165,116	118,315
Operating lease liabilities	48,697	52,052
Other non-current liabilities	18,490	15,498
Deferred tax liabilities, net	17,194	17,715
Total non-current liabilities	$249,497	$203,580
Total liabilities	$393,476	$357,771

Stockholders’ equity:
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 40,781,804 and 40,453,462 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	408	405
Additional paid-in capital	290,646	288,700
Accumulated deficit	(97,698)	(85,543)
Accumulated other comprehensive loss	(8,685)	(7,286)
Equity attributable to Startek shareholders	$184,671	$196,276
Non-controlling interests	52,837	50,606
Total stockholders’ equity	$237,508	$246,882
Total liabilities and stockholders’ equity	$630,984	$604,653

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating Activities
Net loss	$(9,855)	$(25,981)

Adjustments to reconcile net loss to net cash generated from operating activities:
Depreciation and amortization	6,803	7,093
Impairment of goodwill	-	22,708
Profit on sale of property, plant and equipment	(53)	-
Provision for doubtful accounts	63	154
Amortisation of debt issuance cost	2,670	378
Warrant contra revenue	425	278
Share-based compensation expense	280	291
Deferred income taxes	558	1,879
Share of loss of equity-accounted investees	14	8

Changes in operating assets and liabilities:
Trade accounts receivable	12,848	4,503
Prepaid expenses and other assets	(8,844)	(7,658)
Trade accounts payable	(5,447)	(4,722)
Income taxes, net	2,727	(672)
Accrued expenses and other current liabilities	4,908	12,287
Net cash generated from operating activities	$7,097	$10,546

Investing Activities
Purchases of property, plant and equipment	(2,922)	(2,884)
Investment in equity-accounted investees	(25,000)	-
Net cash used in investing activities	$(27,922)	$(2,884)

Financing Activities
Proceeds from the issuance of common stock	1,244	43
Proceeds from (payments on) long term debt	44,702	(4,200)
Proceeds from (payments on) other debt, net	(10,609)	4,578
Net cash generated from financing activities	$35,337	$421

Net increase in cash and cash equivalents	14,512	8,083
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(425)	(1,052)
Cash and cash equivalents and restricted cash at beginning of period	50,559	32,626
Cash and cash equivalents and restricted cash at end of period	$64,646	$39,657

Components of cash and cash equivalents and restricted cash
Balances with banks	57,665	27,795
Restricted cash	6,981	11,862
Total cash and cash equivalents and restricted cash	$64,646	$39,657

Supplemental disclosure of Cash Flow Information
Cash paid for Interest and other finance costs	14,443	1,988
Cash paid for income taxes	1,652	963
Non-cash warrant contra revenue	425	278
Non-cash share-based compensation expenses	280	291

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net loss plus Income tax expense, Interest and other expense, net, Exchange gain / (loss), net, Depreciation and amortization expense, Restructuring and other acquisition related cost, Share-based compensation expense and Warrant contra revenue (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

Adjusted EPS:

Adjusted EPS is a non-GAAP financial measure presenting the earnings generated by our ongoing operations that we believe is useful to investors in making meaningful comparisons to other companies, although our measure of Adjusted EPS may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted EPS is defined as our diluted earnings per common share attributable to StarTek shareholders adjusted to exclude the effects of the amortization of acquisition-related intangible assets, investments that investors may want to evaluate separately (such as based on fair value) and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships and Brand), and their amortization is significantly affected by the size and timing of our acquisitions.

Adjusted EBITDA:
	Three Months Ended March 31,
	2021	2020
Net loss	$(9,855)	$(25,981)
Income tax expense	4,902	2,876
Interest and other expense, net	13,783	3,514
Exchange gain/(loss), net	(212)	(1,928)
Depreciation and amortization expense	6,803	7,093
Impairment losses and restructuring cost	1,898	24,322
Share-based compensation expense	280	291
Warrant contra revenue	425	278
Adjusted EBITDA	$18,024	$10,465

Adjusted EPS:
	Three Months Ended March 31,
	2021	2020
Net loss attributable to Startek shareholders	$(12,155)	$(26,557)
Add: Share based compensation expense	280	291
Add: Amortization of intangible assets, net of tax	2,243	2,261
Add: Warrant contra revenue	425	278
Add: Goodwill impairment loss	-	22,708
Add: Debt issuance cost	10,937	-

Adjusted net income / (loss) (non-GAAP)	$1,730	$(1,019)

Weighted average common shares outstanding - Basic & Diluted	40,592	38,528

Adjusted EPS - Basic and Diluted	0.04	(0.02)